                       [SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 24, 2003

American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001

         Re:   American Family Variable Account II
               (File Nos. 333-45592; 811-10121)
               -----------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment No. 2 to the registration statement on Form N-4 for American Family Variable Account II (File Nos. 333-45592; 811-10121). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:  /s/ Stephen E. Roth
                                                 -------------------------------
                                                 Stephen E. Roth